SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED February 18, 1999
(To Prospectus dated October 26, 1998)


                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                          Seller and Master Servicer


                   Asset Backed Certificates, Series 1999-1

                           -----------------------


-----------------------------       The Class AF-3 Certificates
The Class AF-3
certificates represent              o   This supplement relates to the
obligations of the trust                offering of the Class AF-3
only and do not                         certificates of the series referenced
represent an interest in                above. This supplement does not
or obligation of                        contain complete information about the
CWABS, Inc.,                            offering of the Class AF-3
Countrywide Home                        certificates. Additional information
Loans, Inc. or any of                   is contained in the prospectus
their affiliates.                       supplement dated February 18, 1999,
                                        prepared in connection with the
This supplement may                     offering of the offered certificates
be used to offer and sell               of the series referenced above and in
the offered certificates                the prospectus of the depositor dated
only if accompanied by                  October 26, 1998. You are urged to
the prospectus                          read this supplement, the prospectus
supplement and the                      supplement and the prospectus in full.
prospectus.
-----------------------------       o   As of the August 27, 2001, the class
                                        certificate balance of the Class AF-3
                                        certificates was approximately
                                        $14,008,000.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class AF-3 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

September 4, 2001

                               THE MORTGAGE POOL

         As of August 1, 2001 (the "Reference Date"), the Adjustable Rate Loan Group included approximately 1,722 Mortgage Loans having an aggregate Stated Principal Balance of approximately $167,700,921 and the Fixed Rate Loan Group included approximately 907 Mortgage Loans having an aggregate Stated Principal Balance of approximately $55,536,999.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                                    As of August 1, 2001
                                                                           Adjustable Rate         Fixed Rate
                                                                                 Loan                 Loan
                                                                                Group                 Group
Total Number of Mortgage Loans.........................................         1,722                  907
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days....................................................         9.64%                  9.04%
         60-90 days....................................................         3.25%                  2.54%
         91 days or more (excluding pending foreclosures)..............         4.82%                  4.30%
                                                                                -----                  -----
         Total Delinquencies...........................................        17.71%                 15.88%
                                                                               ======                 ======
Foreclosures Pending...................................................         1.32%                  2.87%
                                                                                -----                  -----
Total Delinquencies and foreclosures pending...........................        19.03%                 17.75%
                                                                               ======                 ======

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Seventy-one (71) Mortgage Loans in the Adjustable Rate Loan Group have been converted and are, as of the Reference Date, REO loans. Twenty-six
(26) Mortgage Loans in the Fixed Rate Loan Group have been converted and are, as of the Reference Date, REO loans.

         Certain information as to the Adjustable Rate Loan Group as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans, Inc. will continue to act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C mortgage loans originated by Countrywide Home

Loans, Inc. A B&C mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due with on month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

         For purposes of the following table:

         o the period of delinquency is based on the number of days payments are contractually past due.

         o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

         o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

         o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                                                        Delinquency and Foreclosure Experience
                                  As of December 31, 1999           As of December 31, 2000               As of June 30, 2001
                                  -----------------------           -----------------------               -------------------
  Total Portfolio.......    $5,536,317,231.27     100.00%     $7,867,335,642.62     100.00%     $8,493,333,348.64     100.00%
  Delinquency
  percentage
         30-59 days.....      $341,598,592.95       6.17%       $617,079,497.93       7.84%       $632,716,511.04       7.45%
         60-89..........       106,503,734.27       1.92%       $209,082,975.61       2.66%       $209,584,240.42       2.47%
         90+ days.......        46,628,549.50       0.88%        $87,295,342.66       1.11%       $125,187,419.65       1.47%
             Total......      $496,730,876.72       8.97%       $913,457,816.20      11.61%       $967,488,171.11      11.39%
                         =====================================================================================================
  Foreclosure Rate......       $90,023,803.50       1.63%       $231,465,019.95       2.94%       $260,904,135.66       3.07%
  Bankruptcy Rate.......       $47,660,244.96       0.86%       $109,183,964.35       1.39%       $178,764,233.99       2.10%
                         =====================================================================================================

         Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loan, Inc.'s control, such as national or local economic conditions or a downturn in the real estate markets of its lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                  DESCRIPTION OF THE CLASS AF-3 CERTIFICATES

         The Class AF-3 Certificates will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Certificates
- Distributions - Distribution of

Interest." The Class AF-3 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates - Distributions - Distribution of Principal."

         As of August 27, 2001 (the "Certificate Date"), the Class Certificate Balance of the Class AF-3 Certificates was approximately $14,008,000 evidencing a beneficial ownership interest of approximately 6.49% in the Trust Fund. As of the Certificate Date, the Class A Adjustable Rate Certificates and the Class A Fixed Rate Certificates had an aggregate principal balances of approximately $119,379,806 and $47,220,929, respectively and evidenced in the aggregate a beneficial ownership interest of approximately 55.12% and 21.80%, respectively in the Trust Fund. As of the Certificate Date, the Subordinated Adjustable Rate Certificates and the Subordinated Fixed Rate Certificates had aggregate principal balances of $42,588,000 and $7,329,000, respectively and evidenced in the aggregate a beneficial ownership interest of approximately 19.66% and 3.41%, respectively, in the Trust Fund. For additional information with respect to the Class AF-3 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The August 2001 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting payment by Mortgagors of principal of any interest on the Mortgage Loans occur; (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each the month commencing with the month following the Reference Date, and include 30 days' interest thereon; (v) the Pass-Through Margin for the Offered Adjustable Rate Certificates remains constant at the rates applicable prior to the related Optional Termination Date and the Pass-Through Margin for the Offered Adjustable Rate Certificates is adjusted accordingly on any Distribution Date following the Optional Termination Date; (vi) the Closing Date for the sale of the Class AF-3 Certificates is September 4, 2001; (vii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Mortgage Index and
(b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors); and (viii) the option to purchase Mortgage Loans described in the Prospectus Supplement under the headings "Description of Certificates --Optional Termination" is not exercised.

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 100% percent of the Prepayment Vector assumes prepayment rates of 2.2% per annum of the outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loan and an additional 2.2% per annum in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, 100% Prepayment Vector assumes a constant prepayment rate of 22% per annum. For the Adjustable Rate Mortgages the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the them outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 27% CPR, assumes a constant prepayment rate of 27% per annum.

         As used in the following tables "100% of the Prepayment Vector" assumes that the Fixed Rate Mortgage Loans will prepay at rate equal to 100% of the Prepayment Vector; "125% of the Prepayment Vector" assumes that the Fixed Rate Mortgage Loans will prepay at rate equal to 125% of the Prepayment Vector; and other percentages of the Prepayment Vector identified therein assume that the Fixed Rate Mortgage Loans will prepay at rates equal to such respective percentage of the Prepayment Vector.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

         The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class AF-3 Certificates that would be outstanding after each of the dates shown at various constant percentages of CPR and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of CPR or at any constant percentage.

                         Percent of Class Certificate
                             Balance Outstanding*

Adjustable   Rate  Mortgage  Loans  -    0%       75%       90%      100%       125%       150%       175%
(CPR)                                    --       ---       ---      ----       ----       ----       ----

Fixed Rate Mortgage Loans -  (PV)        0%      20.25%   24.30%    27.00%     33.75%     40.50%     47.25%
                                         --      ------   ------    ------     ------     ------     ------
          Distribution Date
          -----------------
Initial Percent..................        100      100       100      100       100         100        100
August 25, 2002..................        100      100       100      100       100         100        100
August 25, 2003..................        100      100       100      100        81          81         61
August 25, 2004..................        100      100       100       92        47          47         31
August 25, 2005..................        100       98        80       69        30          30         17
August 25, 2006..................        100       87        70       60        25          25         14
August 25, 2007..................        100       78        62       52        21          21         12
August 25, 2008..................        100       67        51       42        15          15          7
August 25, 2009..................        100       55        40       32         9           9          3
August 25, 2010..................        100       45        31       24         4           4          3
August 25, 2011..................        100       36        24       18         1           1          0
August 25, 2012..................        100       28        18       13         0           0          0
August 25, 2013..................        100       22        13        8         0           0          0
August 25, 2014..................        100       17         9        5         0           0          0
August 25, 2015..................        100       13         6        3         0           0          0
August 25, 2016..................        100       10         4        1         0           0          0
August 25, 2017..................        100        7         2        0         0           0          0
August 25, 2018..................        100        5         1        0         0           0          0
August 25, 2019..................        100        3         0        0         0           0          0
August 25, 2020..................        100        2         0        0         0           0          0
August 25, 2021..................        100        1         0        0         0           0          0
August 25, 2022..................        100        0         0        0         0           0          0
August 25, 2023..................         90        0         0        0         0           0          0
August 25, 2024..................         76        0         0        0         0           0          0
August 25, 2025..................         60        0         0        0         0           0          0
August 25, 2026..................         43        0         0        0         0           0          0
August 25, 2027..................         25        0         0        0         0           0          0
August 25, 2028..................          5        0         0        0         0           0          0
August 25, 2029..................          0        0         0        0         0           0          0
                                           -        -         -        -         -           -          -
Weighted Average Life (years) **.       24.6      9.3       7.7      6.8       5.1         3.9        3.1

                --------------------------
                * Rounded to the nearest whole percentage.
                ** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Class AF-3 Certificates discussed under the sections titled "Certain Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

Foreign Investors

         A Foreign Investor who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Certificates on its own behalf will not be subject to United States Federal income taxes on payments of principal, premium, interest or original issue discount on a Certificate, unless such Foreign Investor is a direct or indirect 10% or greater certificateholder of the Trust Fund, a controlled foreign corporation related to the Trust Fund or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

         - is signed under penalties of perjury by the beneficial owner of the Certificate,

         -        certifies that such owner is not a U.S. Holder, and

         -        provides the beneficial owner's name and address.

         A "Withholding Agent" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Foreign Investor (which itself is not a Withholding Agent).

         Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Certificate Owner who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of Certificates held by a foreign partnership (or foreign trust), the partnership (or trust) will be required to provide the certification from each of its partners (or beneficiaries), and the partnership (or trust) will be required to provide certain additional information.

         A foreign Certificate Owner whose income with respect to its investment in a Certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

         Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

         Generally, a Foreign Investor will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Certificate, unless such Foreign Investor is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Foreign Investor should consult its tax advisor in this regard.

         The Certificates will not be includible in the estate of a Foreign Investor unless the individual is a direct or indirect 10% or greater certificateholder of the Trust Fund or, at the time of such individual's death, payments in respect of the Certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States.

Backup Withholding

         Backup withholding of United States Federal income tax may apply to payments made in respect of the Certificates to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Certificates to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those Foreign Investors who are not exempt recipients.

         In addition, upon the sale of a Certificate to (or through) a broker, the broker must report the sale and backup withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller certifies that such seller is a Foreign Investor (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

         Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

         Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class AF-3 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemptions will apply to the acquisition and holding of Class AF-3 Certificates by Plans and that all conditions of the Exemptions other than those within the control of purchasers of the Certificates will be met.

                                    RATINGS

         The Class AF-3 Certificates are currently rated "AAA" by Fitch, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class AF-3 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1
                             FIXED RATE LOAN GROUP

           Current Mortgage Rates for the Fixed Rate Mortgage Loan Group (1)
-------------------------------------------------------------------------------
 Range of Current        Number of        Aggregate Unpaid     Percent of Loan
Mortgage Rates(%)      Mortgage Loans     Principal Balance        Group
-------------------------------------------------------------------------------
  6.001 - 6.500             1                  $115,515.29                0.21
  6.501 - 7.000             6                  $487,321.67                0.88
  7.001 - 7.500            20                $1,728,894.17                3.11
  7.501 - 8.000            57                $4,812,536.12                8.67
  8.001 - 8.500            99                $7,061,796.03               12.72
  8.501 - 9.000           142               $10,932,340.54               19.68
  9.001 - 9.500           127                $8,522,380.81               15.35
  9.501 - 10.000          111                $7,468,696.49               13.45
 10.001 - 10.500           60                $3,604,575.00                6.49
 10.501 - 11.000           52                $2,891,193.36                5.21
 11.001 - 11.500           44                $1,765,495.19                3.18
 11.501 - 12.000           65                $2,246,433.57                4.04
 12.001 - 12.500           32                $1,025,439.80                1.85
 12.501 - 13.000           43                $1,482,454.05                2.67
 13.001 - 13.500           12                  $343,321.37                0.62
 13.501 - 14.000           19                  $563,169.86                1.01
 14.001 - 14.500            3                   $51,191.38                0.09
 14.501 - 15.000           12                  $367,153.78                0.66
 15.001 - 15.500            1                   $14,925.90                0.03
 15.501 - 16.000            1                   $52,164.86                0.09
-------------------------------------------------------------------------------
    Total                 907               $55,536,999.24              100.00
                    ===========================================================

---------------------------------

(1) The weighted average Mortgage Rate of the Fixed Rate Mortgage Loans is approximately 9.151% per annum.

          Current Mortgage Loan Principal Balances for the Fixed Rate Mortgage Loan Group (1)
---------------------------------------------------------------------------------------------
     Range of Current
 Mortgage Loan Principal        Number of       Aggregate Unpaid          Percent of Loan
     Balances ($)             Mortgage Loans    Principal Balance              Group
---------------------------------------------------------------------------------------------
 $ 0.00  to   $ 25,000                  156         $2,874,657.34                5.18
 $ 25,000.01 to $50,000                 315        $11,822,682.18               21.29
 $ 50,000.01 to $75,000                 202        $12,336,742.52               22.21
 $ 75,000.01 to $100,000                106         $9,109,366.59               16.40
 $100,000.01 to $150,000                 75         $8,959,833.16               16.13
 $150,000.01 to $200,000                 35         $5,903,366.87               10.63
 $200,000.01 to $250,000                 12         $2,597,005.08                4.68
 $250,000.01 to $300,000                  2           $546,937.52                0.98
 $300,000.01 to $350,000                  3           $976,638.39                1.76
 $400,000.01 to $450,000                  1           $409,769.59                0.74
---------------------------------------------------------------------------------------------
        Total                           907        $55,536,999.24              100.00
                                 ======================================================================

---------------------------------

(1) The average current Fixed Rate Mortgage Loan principal balance is approximately $61,231.53.


                        State Distributions of Fixed Rate Mortgaged Properties
-------------------------------------------------------------------------------------------------------
                                  Number of Mortgage   Aggregate Unpaid Principal    Percent of Loan
             State                      Loans                   Balance                   Group
-------------------------------------------------------------------------------------------------------
AK                                                  1                  $142,960.01                0.26
AZ                                                 28                $1,335,871.81                2.41
AR                                                  7                  $288,148.67                0.52
CA                                                134               $10,642,638.08               19.16
CO                                                 13                $1,311,683.38                2.36
CT                                                  5                  $450,710.43                0.81
DE                                                  1                   $89,193.05                0.16
DC                                                  3                  $110,706.85                0.20
FL                                                121                $7,538,495.03               13.57
GA                                                 37                $2,041,974.96                3.68
HI                                                 21                $2,841,153.57                5.12
ID                                                 10                  $893,134.12                1.61
IL                                                 16                  $598,980.08                1.08
IN                                                 45                $2,321,478.56                4.18
IA                                                  2                   $65,126.78                0.12
KS                                                  2                   $97,202.90                0.18
KY                                                 13                  $778,569.78                1.40
LA                                                 52                $2,471,960.30                4.45
ME                                                  2                  $100,464.94                0.18
MD                                                  8                  $732,811.04                1.32
MA                                                 11                  $894,040.95                1.61
MI                                                 62                $2,799,255.42                5.04
MN                                                  3                  $188,150.14                0.34
MS                                                  7                  $354,273.09                0.64
-------------------------------------------------------------------------------------------------------

                        State Distributions of Fixed Rate Mortgaged Properties
-------------------------------------------------------------------------------------------------------
                                  Number of Mortgage   Aggregate Unpaid Principal    Percent of Loan
             State                      Loans                   Balance                   Group
-------------------------------------------------------------------------------------------------------
MO                                                 11                  $588,160.74                1.06
MT                                                  4                  $244,515.20                0.44
NE                                                  1                   $50,819.21                0.09
NV                                                 14                  $934,754.40                1.68
NH                                                  2                  $171,974.71                0.31
NJ                                                  3                  $336,932.81                0.61
NM                                                  2                   $88,997.33                0.16
NY                                                 11                  $856,318.51                1.54
NC                                                  9                  $489,172.93                0.88
ND                                                  2                   $60,385.36                0.11
OH                                                 51                $2,493,967.75                4.49
OK                                                  3                  $101,098.32                0.18
OR                                                  8                  $501,886.47                0.90
PA                                                 18                $1,376,082.19                2.48
SC                                                  2                   $82,047.85                0.15
SD                                                  4                  $197,546.72                0.36
TN                                                 29                $1,618,300.25                2.91
TX                                                 69                $2,583,088.40                4.65
UT                                                 13                  $778,447.64                1.40
VA                                                  8                  $430,405.69                0.77
WA                                                 21                $1,458,886.09                2.63
WV                                                  1                   $45,034.16                0.08
WI                                                 14                  $849,798.01                1.53
WY                                                  3                  $109,394.56                0.20
-------------------------------------------------------------------------------------------------------
       Total                                      907               $55,536,999.24              100.00
                                 ======================================================================


                   Loan-to-Value Ratios for the Fixed Rate Mortgage Loan Group (1)
-------------------------------------------------------------------------------------------------------
 Range of Loan-to-Value Ratios    Number of Mortgage   Aggregate Unpaid Principal    Percent of Loan
              (%)                       Loans                   Balance                   Group
-------------------------------------------------------------------------------------------------------
 50.00 or Less                                    120                $4,980,261.72                8.97
 50.01-55.00                                       42                $1,995,593.53                3.59
 55.01-60.00                                       67                $3,495,003.12                6.29
 60.01-65.00                                       97                $6,194,691.74               11.15
 65.01-70.00                                      131                $8,207,165.91               14.78
 70.01-75.00                                      150                $9,134,768.86               16.45
 75.01-80.00                                      176               $13,326,433.96               24.00
 80.01-85.00                                       86                $5,653,965.49               10.18
 85.01-90.00                                       20                $2,051,474.60                3.69
 90.01-95.00                                        3                   $95,324.37                0.17
 95.01-100.00                                      15                  $402,315.94                0.72
-------------------------------------------------------------------------------------------------------
       Total                                      907               $55,536,999.24              100.00
                                 ======================================================================

---------------------------------

(1) The weighted average Loan-to-Value Ratio of the Fixed Rate Mortgage Loans is approximately 73.76%.

                 Type of Mortgaged Properties for the Fixed Rate Mortgage Loan Group
-------------------------------------------------------------------------------------------------------
                                  Number of Mortgage   Aggregate Unpaid Principal    Percent of Loan
         Property Type                  Loans                   Balance                   Group
-------------------------------------------------------------------------------------------------------
SFD                                               798               $48,356,886.87               87.07
PUD                                                40                $3,436,436.66                6.19
CONDO                                              28                $1,612,844.14                2.90
MANUF                                              24                $1,217,897.54                2.19
2-4 FAM                                            17                  $912,934.03                1.64
-------------------------------------------------------------------------------------------------------
        Total                                     907               $55,536,999.24              100.00
                                 ======================================================================


                      Occupancy Types for the Fixed Rate Mortgage Loan Group (1)
-------------------------------------------------------------------------------------------------------
                                  Number of Mortgage   Aggregate Unpaid Principal    Percent of Loan
         Occupancy Type                 Loans                   Balance                   Group
-------------------------------------------------------------------------------------------------------
2ND                                                12                  $790,382.23                1.42
NOO                                                79                $3,653,425.53                6.58
OOC                                               816               $51,093,191.48               92.00
-------------------------------------------------------------------------------------------------------
        Total                                     907               $55,536,999.24              100.00
                                 ======================================================================

---------------------------------

(1)  Based upon representations of the related Mortgagors at the time of origination.

            Remaining Months to Stated Maturity for the Fixed Rate Mortgage Loan Group (1)
-------------------------------------------------------------------------------------------------------
                                  Number of Mortgage   Aggregate Unpaid Principal    Percent of Loan
        Remaining Terms                 Loans                   Balance                   Group
-------------------------------------------------------------------------------------------------------
  1 - 120                                          26                  $501,951.84                0.90
121 - 180                                         388               $16,847,330.81               30.34
181 - 300                                           2                  $100,462.61                0.18
301 - 360                                         491               $38,087,253.98               68.58
-------------------------------------------------------------------------------------------------------
        Total                                     907               $55,536,999.24              100.00
                                 ======================================================================


(1) The weighted average remaining Months to Scheduled Maturity is approximately 328 months.

                            Fixed Rate Mortgage Loan Group by Loan Purpose
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
                                  Number of Mortgage   Aggregate Unpaid Principal    Percent of Loan
          Loan Purpose                  Loans                   Balance                   Group
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
RFCO                                              632               $40,373,451.02               72.70
REFI                                              189                $9,456,183.25               17.03
PURCH                                              86                $5,707,364.97               10.28
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
        Total                                     907               $55,536,999.24              100.00
                                 ======================================================================
                                 ======================================================================

                                  ADJUSTABLE RATE LOAN GROUP

            Current Mortgage Rates for the Adjustable Rate Mortgage Loan Group (1)
-----------------------------------------------------------------------------------------------
  Range of Current Mortgage    Number of Mortgage      Aggregate Unpaid      Percent of Loan
          Rates (%)                   Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
 0.001 - 5.000                                   1               $30,679.40               0.02
  5.501 - 6.000                                  7              $967,248.51               0.58
  6.001 - 6.500                                 29            $2,774,039.02               1.65
  6.501 - 7.000                                 36            $4,671,440.02               2.79
  7.001 - 7.500                                103           $10,261,828.29               6.12
  7.501 - 8.000                                177           $19,952,771.41              11.90
  8.001 - 8.500                                202           $22,446,875.73              13.39
  8.501 - 9.000                                281           $28,696,577.35              17.11
  9.001 - 9.500                                224           $21,286,268.40              12.69
  9.501 - 10.000                               194           $18,425,671.07              10.99
 10.001 - 10.500                               132           $10,196,293.18               6.08
 10.501 - 11.000                               100            $9,807,877.43               5.85
 11.001 - 11.500                                84            $6,452,206.96               3.85
 11.501 - 12.000                                72            $6,045,051.50               3.60
 12.001 - 12.500                                37            $2,841,404.44               1.69
 12.501 - 13.000                                16              $746,464.70               0.45
 13.001 - 13.500                                21            $1,584,759.32               0.94
 13.501 - 14.000                                 2              $120,082.16               0.07
 14.001 - 14.500                                 2              $149,828.77               0.09
 14.501 - 15.000                                 1               $78,430.01               0.05
 15.001 - 15.500                                 1              $165,123.35               0.10
-----------------------------------------------------------------------------------------------
        Total                                1,722          $167,700,921.02             100.00
                               ================================================================

-------------------------------

(1) The weighted average Mortgage Rate of the Adjustable Rate Mortgage Loans is approximately 9.151%.


                  Gross Margins for Adjustable Rate Mortgage Loan Group (1)
-----------------------------------------------------------------------------------------------
  Range of Gross Margins (%)   Number of Mortgage      Aggregate Unpaid      Percent of Loan
                                      Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
 4.001 - 5.000                                 342           $35,425,298.94              21.12
 5.001 - 6.000                                 706           $72,532,332.63              43.25
 6.001 - 7.000                                 548           $49,975,964.27              29.80
 7.001 - 8.000                                 119            $9,355,825.27               5.58
 8.001 - 9.000                                   6              $333,069.90               0.20
 9.001 - 10.000                                  1               $78,430.01               0.05
-----------------------------------------------------------------------------------------------
        Total                                1,722          $167,700,921.02             100.00
                               ================================================================

-------------------------------

(1) The weighted average Margin of the Adjustable Rate Mortgage Loans is approximately 5.812%.

            Maximum Mortgage Rates for the Adjustable Rate Mortgage Loan Group (1)
-----------------------------------------------------------------------------------------------
  Range of Maximum Rates (%)   Number of Mortgage      Aggregate Unpaid      Percent of Loan
                                      Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
 10.001 - 11.000                                 1               $30,679.40               0.02
 12.001 - 13.000                                 9            $1,113,568.65               0.66
 13.001 - 14.000                                72            $8,046,139.90               4.80
 14.001 - 15.000                               304           $32,773,984.32              19.54
 15.001 - 16.000                               562           $58,409,749.19              34.83
 16.001 - 17.000                               479           $46,408,715.16              27.67
 17.001 - 18.000                               189           $14,891,108.93               8.88
 18.001 - 19.000                                69            $4,028,461.08               2.40
 19.001 - 20.000                                21            $1,010,117.66               0.60
 20.001 - 21.000                                14              $754,711.93               0.45
 22.001 - 23.000                                 1              $165,123.35               0.10
 24.001 - 25.000                                 1               $68,561.45               0.04
-----------------------------------------------------------------------------------------------
        Total                                1,722          $167,700,921.02             100.00
                               ================================================================

-------------------------------

(1) The weighted average Maximum Rate of the Adjustable Rate Mortgage Loans is approximately 15.857% per annum.


            Minimum Mortgage Rates for the Adjustable Rate Mortgage Loan Group (1)
-----------------------------------------------------------------------------------------------
  Range of Minimum Interest    Number of Mortgage      Aggregate Unpaid      Percent of Loan
          Rates (%)                   Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
 5.000 or Less                                   1               $30,679.40               0.02
 5.001 - 6.000                                   7              $967,248.51               0.58
 6.001 - 7.000                                  71            $7,961,843.30               4.75
 7.001 - 8.000                                 300           $32,180,593.33              19.19
 8.001 - 9.000                                 562           $58,708,354.95              35.01
 9.001 - 10.000                                484           $46,769,171.37              27.89
10.001 - 11.000                                190           $14,916,498.30               8.89
11.001 - 12.000                                 70            $4,165,474.29               2.48
12.001 - 13.000                                 22            $1,081,222.29               0.64
13.001 - 14.000                                 14              $754,711.93               0.45
15.001 - 16.000                                  1              $165,123.35               0.10
-----------------------------------------------------------------------------------------------
        Total                                1,722          $167,700,921.02             100.00
                               ================================================================

-------------------------------

(1) The weighted average Minimum Rate of the Adjustable Rate Mortgage Loans is approximately 8.868% per annum.

   Current Mortgage Loan Principal Balances for the Adjustable Rate Mortgage Loan Group (1)
-----------------------------------------------------------------------------------------------
  Range of Current
 Mortgage Loan Principal             Number of Mortgage      Aggregate Unpaid      Percent of Loan
      Balances ($)                         Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
 $ 0.00  to   $ 25,000                          72            $1,399,354.63               0.83
 $ 25,000.01 to $50,000                        297           $11,763,443.52               7.01
 $ 50,000.01 to $75,000                        435           $27,168,759.13              16.20
 $ 75,000.01 to $100,000                       323           $28,186,064.34              16.81
 $100,000.01 to $150,000                       350           $42,381,719.12              25.27
 $150,000.01 to $200,000                       121           $20,937,110.37              12.48
 $200,000.01 to $250,000                        53           $11,956,748.86               7.13
 $250,000.01 to $300,000                        31            $8,397,648.70               5.01
 $300,000.01 to $350,000                        19            $6,209,507.90               3.70
 $350,000.01 to $400,000                         7            $2,596,520.60               1.55
 $400,000.01 to $450,000                         5            $2,095,279.58               1.25
 $450,000.01 to $500,000                         5            $2,403,969.57               1.43
 $500,000.01 to $550,000                         2            $1,036,508.54               0.62
 $550,000.01 to $600,000                         1              $567,291.34               0.34
 $600,000.01 to $650,000                         1              $600,994.82               0.36
-----------------------------------------------------------------------------------------------
        Total                                1,722          $167,700,921.02             100.00
                               ================================================================

-------------------------------

(1) The average current Adjustable Rate Mortgage Loan principal balance is approximately $97,387.29.


             Loan-to-Value Ratios for the Adjustable Rate Mortgage Loan Group (1)
-----------------------------------------------------------------------------------------------
Range of Loan-to-Value                Number of Mortgage      Aggregate Unpaid   Percent of Loan
      Ratios(%)                               Loans           Principal Balance        Group
-----------------------------------------------------------------------------------------------
 50.00 or Less                                  82            $5,538,390.52               3.30
 50.01-55.00                                    52            $3,261,867.46               1.95
 55.01-60.00                                   100            $8,024,148.11               4.78
 60.01-65.00                                   159           $14,676,995.56               8.75
 65.01-70.00                                   259           $23,477,604.32              14.00
 70.01-75.00                                   355           $34,222,454.52              20.41
 75.01-80.00                                   462           $50,628,468.72              30.19
 80.01-85.00                                   214           $23,695,862.16              14.13
 85.01-90.00                                    39            $4,175,129.65               2.49
-----------------------------------------------------------------------------------------------
       Total                                 1,722          $167,700,921.02             100.00
                               ================================================================

-------------------------------

(1) The weighted average Loan -to-Value Ratio of the Adjustable Rate Mortgage Loans was approximately 73.76%.

                 State Distributions of Adjustable Rate Mortgaged Properties
-----------------------------------------------------------------------------------------------
            State              Number of Mortgage      Aggregate Unpaid      Percent of Loan
                                      Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
AK                                               2              $237,572.49               0.14
AZ                                              36            $2,796,904.35               1.67
AR                                               8              $550,010.28               0.33
CA                                             269           $41,125,355.92              24.52
CO                                              55            $5,554,494.08               3.31
CT                                               8            $1,111,800.86               0.66
DE                                               3              $212,931.70               0.13
DC                                               1              $140,468.03               0.08
FL                                             110            $8,673,938.73               5.17
GA                                              29            $2,444,009.97               1.46
HI                                              14            $2,762,139.26               1.65
ID                                              31            $2,860,960.93               1.71
IL                                              68            $6,668,531.05               3.98
IN                                              96            $7,022,193.25               4.19
IA                                               7              $295,705.58               0.18
KS                                              13              $899,576.65               0.54
KY                                              35            $2,604,022.45               1.55
LA                                              34            $2,895,891.23               1.73
MD                                              20            $1,738,453.31               1.04
MA                                               4              $265,482.37               0.16
MI                                             128            $9,316,943.79               5.56
MN                                              11            $1,122,500.07               0.67
MS                                               7              $534,088.76               0.32
MO                                              43            $2,766,743.60               1.65
MT                                              10              $766,574.23               0.46
NE                                               4              $276,764.24               0.17
NV                                              14            $1,861,040.74               1.11
NH                                               3              $389,572.60               0.23
NJ                                              28            $2,831,032.81               1.69
NM                                              23            $1,927,801.43               1.15
NY                                              23            $2,738,299.69               1.63
NC                                              46            $4,379,103.90               2.61
ND                                               2               $90,509.47               0.05
OH                                             119            $9,922,317.46               5.92
OK                                              23            $2,059,449.40               1.23
OR                                              28            $2,913,857.63               1.74
PA                                              61            $3,775,636.92               2.25
RI                                               4              $376,006.55               0.22
SC                                               7              $481,071.63               0.29
SD                                               3              $157,006.17               0.09
TN                                              40            $3,501,508.89               2.09
TX                                              49            $4,690,312.71               2.80
UT                                              23            $2,538,322.54               1.51
VT                                               1               $71,776.00               0.04
-----------------------------------------------------------------------------------------------


                                      17

                 State Distributions of Adjustable Rate Mortgaged Properties
-----------------------------------------------------------------------------------------------
            State              Number of Mortgage      Aggregate Unpaid      Percent of Loan
                                      Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
VA                                               8              $955,326.99               0.57
WA                                             103           $11,466,317.96               6.84
WV                                               4              $364,590.91               0.22
WI                                              56            $3,933,123.38               2.35
WY                                               8              $632,878.06               0.38
-----------------------------------------------------------------------------------------------
       Total                                 1,722          $167,700,921.02             100.00
                               ================================================================



                                  Initial Fixed Rate Period
-----------------------------------------------------------------------------------------------
 Initial Fixed Rate Period -   Number of Mortgage      Aggregate Unpaid      Percent of Loan
           (Months)                   Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
6                                               17            $2,368,242.41               1.41
24                                             307           $27,155,040.72              16.19
36                                           1,397          $138,133,531.36              82.37
60                                               1               $44,106.53               0.03
-----------------------------------------------------------------------------------------------
        Total                                1,722          $167,700,921.02             100.00
                               ================================================================


                  Next Adjustment Date - 2/28, 3/27 and 5/25 Mortgage Loans
-----------------------------------------------------------------------------------------------
                               Number of Mortgage      Aggregate Unpaid      Percent of 2/28
     Next Adjustment Date             Loans           Principal Balance         Loan Group
-----------------------------------------------------------------------------------------------
                      10/01/99                   1               $31,042.83               0.02
                      01/01/00                   1               $78,430.01               0.05
                      04/01/00                   1               $78,052.39               0.05
                      05/01/00                   1              $187,264.31               0.11
                      07/01/00                   2               $86,189.88               0.05
                      08/01/00                  14            $1,754,506.92               1.06
                      09/01/00                  41            $4,174,773.38               2.53
                      10/01/00                  36            $3,577,084.38               2.16
                      11/01/00                  17            $1,292,203.52               0.78
                      12/01/00                  20            $1,455,401.62               0.88
                      01/01/01                  72            $5,869,197.12               3.55
                      02/01/01                  76            $6,374,911.63               3.86
                      03/01/01                  25            $2,195,982.73               1.33
                      08/01/01                   1              $267,612.31               0.16
                      09/01/01                   8              $520,057.72               0.31
                      10/01/01                   4              $517,619.18               0.31
                      11/01/01                   1               $92,852.64               0.06
                      12/01/01                  48            $4,479,441.14               2.71
                      01/01/02                 505           $50,333,984.48              30.44
                      02/01/02                 623           $61,654,081.41              37.29
                      03/01/02                 207           $20,267,882.48              12.26
                      03/01/03                   1               $44,106.53               0.03
-----------------------------------------------------------------------------------------------
        Total                                 1705          $165,332,678.61             100.00
                               ================================================================


                                      18

                Next Adjustment Date - Non-2/28, 3/27 and 5/25 Mortgage Loans
-----------------------------------------------------------------------------------------------
                                                                                Percent of
                               Number of Mortgage      Aggregate Unpaid       Non-2/28 Loan
     Next Adjustment Date             Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
11/01/01                                         1              $467,414.11              15.99
12/01/01                                        10              $567,669.36              38.42
03/01/02                                         1              $206,925.03               7.08
04/01/02                                         5            $1,126,233.91              38.52
-----------------------------------------------------------------------------------------------
        Total                                   17            $2,368,242.41             100.00
                               ================================================================


           Type of Mortgaged Properties for the Adjustable Rate Mortgage Loan Group
-----------------------------------------------------------------------------------------------
                               Number of Mortgage      Aggregate Unpaid      Percent of Loan
        Property Type                 Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
SFD                                          1,449          $142,458,383.58              84.95
PUD                                             65            $8,407,711.65               5.01
CONDO                                           85            $6,711,740.42               4.00
2-4 FAM                                         62            $5,728,447.69               3.42
MANUF                                           56            $4,007,825.55               2.39
HI CONDO                                         5              $386,812.13               0.23
-----------------------------------------------------------------------------------------------
        Total                                1,722          $167,670,241.62             100.00
                               ================================================================


               Occupancy Types for the Adjustable Rate Mortgage Loan Group (1)
-----------------------------------------------------------------------------------------------
                               Number of Mortgage      Aggregate Unpaid      Percent of Loan
        Occupancy Type                Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
2ND                                             21            $1,945,502.24               1.16
NOO                                            126            $8,431,744.74               5.03
OOC                                          1,575          $157,323,674.04              93.81
-----------------------------------------------------------------------------------------------
        Total                                1,722          $167,670,241.62             100.00
                               ================================================================

-------------------------------

(1)  Based upon representations of the related Mortgagors at the time of origination.


       Remaining Months to Stated Maturity for the Adjustable Rate Mortgage Loan Group
-----------------------------------------------------------------------------------------------
                               Number of Mortgage      Aggregate Unpaid      Percent of Loan
       Remaining Terms                Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
301 - 360                                    1,722          $167,700,921.02             100.00
-----------------------------------------------------------------------------------------------
        Total                                1,722          $167,670,241.62             100.00
                               ================================================================


                                      19

                     Adjustable Rate Mortgage Loan Group by Loan Purpose
-----------------------------------------------------------------------------------------------
                               Number of Mortgage      Aggregate Unpaid      Percent of Loan
         Loan Purpose                 Loans           Principal Balance           Group
-----------------------------------------------------------------------------------------------
RFCO                                         1,107          $107,386,284.93              64.03
PURCH                                          365           $32,526,180.19              19.40
REFI                                           250           $27,788,455.90              16.57
-----------------------------------------------------------------------------------------------
        Total                                1,722          $167,670,241.62             100.00
                               ================================================================

                                   EXHIBIT 2


                                                                                                      Distribution Date:  8/25/01
       THE
     BANK OF
       NEW
       YORK

101 Barclay Street
New York, NY 10286

Attn:  Courtney Barthholomew
  (212)815-5795


                                                     COUNTRYWIDE HOME LOANS
                                                   Asset-Backed Certificates
                                                         Series 1999-1

                                          Certificateholder Monthly Distribution Summary

                                                       Certificate                              Pass
                                       Class              Rate              Beginning          Through
Class          Cusip                Description           Type               Balance            Rate (%)
-----          -----                -----------        -----------          ---------          ----------
AF1            126671FC5               Senior          Fix-30/360                 0.00          5.995000
AF2            126671FD3               Senior          Fix-30/360        24,716,149.99          6.160000
AF3            126671FE1               Senior          Fix-30/360        14,008,000.00          6.815000
AF4            126671FF8               Senior          Fix-30/360        10,000,000.00          6.370000
AV1            126671FK7               Senior          Fix-Act/360      125,510,224.34          4.102500

MF1            126671FG6               Mezzanine       Fix-30/360         4,158,000.00          6.760000
MF2            126671FH4               Mezzanine       Fix-30/360         2,310,000.00          7.255000
BF             126671FJ0               Junior          Fix-30/360           924,000.00          8.840000
MV1            126671FL5               Mezzanine       Fix-Act/360       16,380,000.00          4.422500
MV2            126671FM3               Mezzanine       Fix-Act/360       13,104,000.00          4.912500
BV             126671FN1               Junior          Fix-Act/360       13,104,000.00          6.542500
BFI              N/A                   Junior          Fix-30/360                 0.00          0.000000
BVI              N/A                   Junior          Fix-30/360                 0.00          0.000000

Totals                                                                  224,214,374.33


                                                                              Current                               Cumulative
               Principal                   Interest         Total            Realized                Ending           Realized
Class         Distribution               Distribution    Distribution         Losses                 Balance           Losses
-----         -------------              ------------    ------------        ---------               -------        ------------
AF1                   0.00                      0.00             0.00            0.00                   0.00             0.00
AF2           1,503,220.97                126,876.24     1,630,097.21            0.00          23,212,929.02             0.00
AF3                   0.00                 79,553.77        79,553.77            0.00          14,008,000.00             0.00
AF4                   0.00                 53,083.33        53,083.33            0.00          10,000,000.00             0.00
AV1           6,130,418.64                471,996.89     6,602,415.53            0.00         119,379,805.70             0.00

MF1                   0.00                 23,423.40        23,423.40            0.00           4,158,000.00             0.00
MF2                   0.00                 13,965.88        13,965.88            0.00           2,310,000.00             0.00
BF                    0.00                  6,806.80         6,806.80            0.00             924,000.00             0.00
MV1                   0.00                 66,403.84        66,403.84            0.00          16,380,000.00             0.00
MV2                   0.00                 59,008.95        59,008.95            0.00          13,104,000.00             0.00
BV                    0.00                 78,588.51        78,588.51            0.00          13,104,000.00             0.00
BFI                   0.00                 71,656.02        71,656.02            0.00                   0.00             0.00
BVI                   0.00                488,581.52       488,581.52            0.00                   0.00             0.00

Totals        7,633,639.61              1,539,945.15     9,173,584.76            0.00         216,580,734.72             0.00

                                                                                                      Distribution Date:  8/25/01
       THE
     BANK OF
       NEW
       YORK

101 Barclay Street
New York, NY 10286

Attn:  Courtney Barthholomew
  (212)815-5795

                                                  COUNTRYWIDE HOME LOANS
                                                  Asset-Backed Certificates
                                                       Series 1999-1


                                               Principal Distribution Detail

                              Original           Beginning       Scheduled                      Unscheduled         Net
                            Certificate         Certificate     Principal       Accretion        Principal        Principal
Class          Cusip          Balance            Balance         Distribution   Principal        Adjustments      Distribution
------         -------        -----------       ------------    -------------   ------------     -------------     ------------

AF1            126671FC5      32,000,000.00               0.00           0.00    0.00             0.00                     0.00
AF2            126671FD3      29,000,000.00      24,716,149.99   1,503,220.97    0.00             0.00             1,503,220.97
AF3            126671FE1      14,008,000.00      14,008,000.00           0.00    0.00             0.00                     0.00
AF4            126671FF8      10,000,000.00      10,000,000.00           0.00    0.00             0.00                     0.00
AV1            126671FK7     285,012,000.00     125,510,224.34   6,130,418.64    0.00             0.00             6,130,418.64

MF1            126671FG6       4,158,000.00       4,158,000.00           0.00    0.00             0.00                     0.00
MF2            126671FH4       2,310,000.00       2,310,000.00           0.00    0.00             0.00                     0.00
BF             126671FJ0         924,000.00         924,000.00           0.00    0.00             0.00                     0.00
MV1            126671FL5      16,380,000.00      16,380,000.00           0.00    0.00             0.00                     0.00
MV2            126671FM3      13,104,000.00      13,104,000.00           0.00    0.00             0.00                     0.00
BV             126671FN1      13,104,000.00      13,104,000.00           0.00    0.00             0.00                     0.00
BFI              N/A                   0.00               0.00           0.00    0.00             0.00                     0.00
BVI              N/A                   0.00               0.00           0.00    0.00             0.00                     0.00

Totals                       420,000,000.00     224,214,374.33   7,633,639.61    0.00             0.00             7,633,639.61


                  Current            Ending             Ending
                 Realized          Certificate        Certificate
Class             Losses             Balance            Factor
-----           ------------       ------------       -----------
AF1                  0.00                     0.00    0.00000000000
AF2                  0.00            23,212,929.02    0.80044582828
AF3                  0.00            14,008,000.00    1.00000000000
AF4                  0.00            10,000,000.00    1.00000000000
AV1                  0.00           119,379,805.70    0.41885887506

MF1                  0.00             4,158,000.00    1.00000000000
MF2                  0.00             2,310,000.00    1.00000000000
BF                   0.00               924,000.00    1.00000000000
MV1                  0.00            16,380,000.00    1.00000000000
MV2                  0.00            13,104,000.00    1.00000000000
BV                   0.00            13,104,000.00    1.00000000000
BFI                  0.00                     0.00    0.00000000000
BVI                  0.00                     0.00    0.00000000000

Totals               0.00           216,580,734.72

                                                                                                      Distribution Date:  8/25/01
       THE
     BANK OF
       NEW
       YORK

101 Barclay Street
New York, NY 10286

Attn:  Courtney Barthholomew
  (212)815-5795

                                                  COUNTRYWIDE HOME LOANS
                                                  Asset-Backed Certificates
                                                       Series 1999-1

                                                  Interest Distribution Detail

                Beginning          Pass              Accrued         Cumulative                             Total
               Certificate        Through           Optimal            Unpaid           Deferred          Interest
Class           Balance            Rate (%)          Interest          Interest         Interest             Due
-----          --------------     ---------         ---------        -----------        ---------         ---------
AF1                      0.00      5.995000                0.00             0.00            0.00               0.00
AF2             24,716,149.99      6.160000          126,876.24             0.00            0.00         126,876.24
AF3             14,008,000.00      6.815000           79,553.77             0.00            0.00          79,553.77
AF4             10,000,000.00      6.370000           53,083.33             0.00            0.00          53,083.33
AV1            125,510,224.34      4.102500          471,996.89             0.00            0.00         471,996.89

MF1              4,158,000.00      6.760000           23,423.40             0.00            0.00          23,423.40
MF2              2,310,000.00      7.255000           13,965.88             0.00            0.00          13,965.88
BF                 924,000.00      8.840000            6,806.80             0.00            0.00           6,806.80
MV1             16,380,000.00      4.422500           66,403.84             0.00            0.00          66,403.84
MV2             13,104,000.00      4.912500           59,008.95             0.00            0.00          59,008.95
BV              13,104,000.00      6.542500           78,588.51             0.00            0.00          78,588.51
BFI                      0.00      0.000000                0.00             0.00            0.00               0.00
BVI                      0.00      0.000000                0.00             0.00            0.00               0.00

Totals         224,214,374.33                        979,707.61             0.00            0.00         979,707.61


                  Net                Unscheduled
               Prepayment             Interest               Interest
Class        Int Shortfall           Adjustment              Paid
-----        -------------           ------------           ---------
AF1                  0.00                   0.00                  0.00
AF2                  0.00                   0.00            126,876.24
AF3                  0.00                   0.00             79,553.77
AF4                  0.00                   0.00             53,083.33
AV1                  0.00                   0.00            471,996.89

MF1                  0.00                   0.00             23,423.40
MF2                  0.00                   0.00             13,965.88
BF                   0.00                   0.00              6,806.80
MV1                  0.00                   0.00             66,403.84
MV2                  0.00                   0.00             59,008.95
BV                   0.00                   0.00             78,588.51
BFI                  0.00                   0.00             71,656.02
BVI                  0.00              23,159.86            488,581.52

Totals               0.00              23,159.86          1,539,945.15

                                                                                                      Distribution Date:  8/25/01
       THE
     BANK OF
       NEW
       YORK

101 Barclay Street
New York, NY 10286

Attn:  Courtney Barthholomew
  (212)815-5795

                                                  COUNTRYWIDE HOME LOANS
                                                  Asset-Backed Certificates
                                                       Series 1999-1


                                                 Current Payment Information
                                                     Factors per $1,000

                          Original           Beginning Cert.                                       Ending Cert.          Pass
                         Certificate           Notional          Principal       Interest            Notional           Through
Class     Cusip            Balance             Balance          Distribution   Distribution         Balance             Rate(%)
-----     ---------      --------------      --------------     -------------  ------------        ------------         ----------
AF1       126671FC5       32,000,000.00         0.000000000      0.000000000    0.000000000         0.000000000          5.995000
AF2       126671FD3       29,000,000.00       852.281034138     51.835205862    4.375042642       800.445828276          6.160000
AF3       126671FE1       14,008,000.00     1,000.000000000      0.000000000    5.679166667     1,000.000000000          6.815000
AF4       126671FF8       10,000,000.00     1,000.000000000      0.000000000    5.308333333     1,000.000000000          6.370000
AV1       126671FK7      285,012,000.00       440.368210251     21.509335186    1.656059701       418.858875065          4.102500

MF1       126671FG6        4,158,000.00     1,000.000000000      0.000000000    5.633333333     1,000.000000000          6.760000
MF2       126671FH4        2,310,000.00     1,000.000000000      0.000000000    6.045833333     1,000.000000000          7.255000
BF        126671FJ0          924,000.00     1,000.000000000      0.000000000    7.366666667     1,000.000000000          8.840000
MV1       126671FL5       16,380,000.00     1,000.000000000      0.000000000    4.053958333     1,000.000000000          4.422500
MV2       126671FM3       13,104,000.00     1,000.000000000      0.000000000    4.503125000     1,000.000000000          4.912500
BV        126671FN1       13,104,000.00     1,000.000000000      0.000000000    5.997291667     1,000.000000000          6.542500
BFI          N/A                   0.00         0.000000000      0.000000000    0.000000000         0.000000000          0.000000
BVI          N/A                   0.00         0.000000000      0.000000000    0.000000000         0.000000000          0.000000

Totals                   420,000,000.00       533.843748405     18.175332405    3.666536071       515.668416000

       THE
     BANK OF
       NEW
       YORK

101 Barclay Street
New York, NY 10286

Attn:  Courtney Barthholomew
  (212)815-5795

                                                  COUNTRYWIDE HOME LOANS
                                                  Asset-Backed Certificates
                                                       Series 1999-1

Pool Level Data
Distrbution Date                                                                                                          8/25/01
Cut-off Date                                                                                                               2/1/99
Determination Date                                                                                                         8/1/01
Accrual Period                     Begin                                                                                   7/1/01
                                   End                                                                                     8/1/01
Number of Days in Accrual Period                                                                                               31


                                   Collateral Information
Group 1
--------

Cut-Off Date Balance                                                                                                92,385,007.73

Beginning Aggregate Pool Stated Principal Balance                                                                   57,040,220.21
Ending Aggregate Pool Stated Principal Balance                                                                      55,536,999.24

Beginning Aggregate Certificate Stated Principal Balance Group 1                                                    56,116,149.99
Ending Aggregate Certificate Stated Principal Balance Group 1                                                       54,612,929.02

Beginning Aggregate Loan Count                                                                                                933
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Aggrement                                                26
Ending Aggregate Loan Count                                                                                                   907

Beginning Weighted Average Loan Rate (WAC)                                                                               9.536565%
Ending Weighted Average Loan Rate (WAC)                                                                                  9.519064%

Beginning Net Weighted Average Loan Rate                                                                                 9.036923%
Ending Net Weighted Average Loan Rate                                                                                    9.019430%

Weighted Average Maturity (WAM) (Months)                                                                                      277

Subordinated Amount Group 1                                                                                            924,070.22
Required Subordinated Amount Group 1                                                                                   924,070.08

Servicer Advances                                                                                                       97,747.12

Aggregate Pool Prepayment                                                                                            1,308,718.56
Pool Prepayment Rate                                                                                                  24.3107 CPR


Group 2
-------

Cut-Off Date Balance                                                                                               327,410,591.53

Beginning Aggregate Pool Stated Principal Balance                                                                  173,831,339.66
Ending Aggregate Pool Stated Principal Balance                                                                     167,700,921.02

Beginning Aggregate Certificate Stated Principal Balance Group 2                                                   168,098,224.34

       THE
     BANK OF
       NEW
       YORK

101 Barclay Street
New York, NY 10286

Attn:  Courtney Barthholomew
  (212)815-5795

                                                  COUNTRYWIDE HOME LOANS
                                                  Asset-Backed Certificates
                                                       Series 1999-1

Group 2
--------

Ending Aggregate Certificate Stated Principal Balance Group 2                                                      161,967,805.70

Beginning Aggregate Loan Count                                                                                               1774
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Aggrement                                                52
Ending Aggregate Loan Count                                                                                                  1722

Beginning Weighted Average Loan Rate (WAC)                                                                               9.174240%
Ending Weighted Average Loan Rate (WAC)                                                                                  9.151298%

Beginning Net Weighted Average Loan Rate                                                                                 8.674203%
Ending Net Weighted Average Loan Rate                                                                                    8.651259%

Weighted Average Maturity (WAM) (Months)                                                                                      330

Subordinated Amount Group 2                                                                                          5,733,115.32
Required Subordinated Amount Group 2                                                                                 5,733,115.35

Servicer Advances                                                                                                      327,695.69

Aggregate Pool Prepayment                                                                                            5,844,021.23
Pool Prepayment Rate                                                                                                  33.6591 CPR



Master Servicing Fees Paid                                                                                              89,886.03
                                                                                                                        -----------
Total Fees                                                                                                              89,886.03


               Delinquency Information

Group 1
-------


Delinquency                                   30 - 59 Days             60 - 89 Days              90+ Days                Totals
------------                                  ------------             -------------             ---------               -------
Scheduled Principal Balance                   4,469,448.05             1,062,170.42              2,343,443.17       7,875,061.64
Percentage of Total Pool Balance                 8.047695%                1.912546%                 4.219607%         14.179847%
Number of Loans                                         82                       23                        39                144
Percentage of Total Loans                        9.040794%                2.535832%                 4.299890%         15.876516%

Foreclosure
-----------
Scheduled Principal Balance                           0.00                     0.00                      0.00       1,450,682.49
Percentage of Total Pool Balance                 0.000000%                0.000000%                 0.000000%          2.612101%
Number of Loans                                          0                        0                         0                 26
Percentage of Total Loans                        0.000000%                0.000000%                 0.000000%          2.866593%

       THE
     BANK OF
       NEW
       YORK

101 Barclay Street
New York, NY 10286

Attn:  Courtney Barthholomew
  (212)815-5795

                                                  COUNTRYWIDE HOME LOANS
                                                  Asset-Backed Certificates
                                                       Series 1999-1

REO
---
Scheduled Principal Balance                    0.00                         0.00              0.00              442,631.90
Percentage of Total Pool Balance          0.000000%                    0.000000%         0.000000%               0.797004%
Number of Loans                                   0                            0                 0                      12
Percentage of Total Loans                 0.000000%                    0.000000%         0.000000%               1.323043%

Book Value of all REO Loans                                                                                           0.00
Percentage of Total Pool Balance                                                                                 0.000000%

Current Realized Losses                                                                                          54,174.33
Additional Gains (Recoveries)/Losses                                                                                  0.00
Total Realized Losses                                                                                           705,268.49

Group 2
-------


Delinquency                            30 - 59 Days                  60 - 89 Days         90+ Days               Totals
-----------                            ------------                  ------------        ----------             --------

Scheduled Principal Balance           13,906,943.50                 4,907,087.40      8,481,498.29           27,295,529.19
Percentage of Total Pool Balance          8.292705%                    2.926094%         5.057514%              16.276314%
Number of Loans                                 166                           56                83                     305
Percentage of Total Loans                 9.639954%                    3.252033%         4.819977%              17.711963%

Foreclosure
-----------

Scheduled Principal Balance                    0.00                         0.00              0.00            7,970,073.69
Percentage of Total Pool Balance          0.000000%                    0.000000%         0.000000%               4.752552%
Number of Loans                                   0                            0                 0                      71
Percentage of Total Loans                 0.000000%                    0.000000%         0.000000%               4.123113%

REO
----

Scheduled Principal Balance                    0.00                         0.00              0.00            2,343,625.89
Percentage of Total Pool Balance          0.000000%                    0.000000%         0.000000%               1.397503%
Number of Loans                                   0                            0                 0                      29
Percentage of Total Loans                 0.000000%                    0.000000%         0.000000%               1.684088%

Book Value of all REO Loans                                                                                           0.00
Percentage of Total Pool Balance                                                                                 0.000000%

Current Realized Losses                                                                                          91,965.87
Additional Gains (Recoveries)/Losses                                                                                  0.00
Total Realized Losses                                                                                         2,933,341.84